AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-4324765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

870 NORTH COMMONS DRIVE AURORA, ILLINOIS	60504
(Address of Principal Executive Offices)	(Zip Code)
CABOT MICROELECTRONICS CORPORATION
2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
WILLIAM S. JOHNSON
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
CABOT MICROELECTRONICS CORPORATION
870 NORTH COMMONS DRIVE
AURORA, ILLINOIS 60504
(Name and address, of agent for service)
(630) 375-6631
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities to	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
be Registered)	Registered (1)	Offering Price per Share (2)	Price (2)	Registration Fee (3)
Common Stock par value $.001 per share	500,000	$39.445	$19,722,500	$1,406.21

(1)	Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices of a share of our common stock, $.001 par value (“Common Stock”) as reported on the NASDAQ Global Select Market on November 18, 2010.

(3)	This Registration Statement registers additional shares of our Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement No. 333-34270 is currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

EXPLANATORY NOTE
     We filed Registration Statement No. 333-34270 with the Securities and Exchange Commission (the “SEC”) on April 7, 2000 to register 475,000 shares of our Common Stock issuable pursuant to our Employee Stock Purchase Plan (now known as the 2007 Employee Stock Purchase Plan (as amended, the “Plan”)). Registration Statement No. 333-34270 is still effective. We are filing this Registration Statement to register 500,000 additional shares of Common Stock issuable pursuant to the Plan.
     Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-34270 are incorporated herein by reference, to the extent not amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
We have filed with the SEC and hereby incorporate by reference the following documents:
     (a) Our Registration Statement on Form S-8 filed on April 7, 2000 (File No. 333-34270);
     (b) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC on November 23, 2010, which includes our audited financial statements for the fiscal year ended September 30, 2010 (File No. 000- 30205); and
     (c) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 3, 2000 (File No. 000-30205).
     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of our Common Stock subject to our 2007 Employee Stock Purchase Plan have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.	EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1	Amended and Restated By-Laws of Cabot Microelectronics Corporation filed as an exhibit to, and incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (No. 000-30205) filed with the Commission on September 24, 2008.

4.2	Form of Amended and Restated Certificate of Incorporation of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on March 27, 2000.)

4.3	Form of Cabot Microelectronics Corporation Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000.)

4.4	Cabot Microelectronics Corporation 2007 Employee Stock Purchase Plan, as Amended and Restated January 1, 2010 (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q (No. 000-30205) filed with the Commission on February 8, 2010).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

24.1	Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on November 24, 2010.

CABOT MICROELECTRONICS CORPORATION
By:	/s/ William S. Johnson
William S. Johnson
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows William P. Noglows	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2010

/s/ William S. Johnson William S. Johnson	Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2010

/s/ Thomas S. Roman Thomas S. Roman	Corporate Controller (Principal Accounting Officer)	November 24, 2010

*	Director	November 24, 2010
Robert J. Birgeneau

*	Director	November 24, 2010
John P. Frazee, Jr.

*	Director	November 24, 2010
H. Laurance Fuller

*	Director	November 24, 2010
Barbara A. Klein

*	Director	November 24, 2010
Edward J. Mooney

*	Director	November 24, 2010
Steven V. Wilkinson

*	Director	November 24, 2010
Bailing Xia

*By:	/s/ H. Carol Bernstein
H. Carol Bernstein
As Attorney-in-fact

INDEX TO EXHIBITS

EXHIBIT
NO.	DESCRIPTION OF EXHIBIT
4.1	Amended and Restated By-Laws of Cabot Microelectronics Corporation filed as an exhibit to, and incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (No. 000-30205) filed with the Commission on September 24, 2008.

4.2	Form of Amended and Restated Certificate of Incorporation of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on March 27, 2000).

4.3	Form of Cabot Microelectronics Corporation Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000).

4.4	Cabot Microelectronics Corporation 2007 Employee Stock Purchase Plan, as Amended and Restated January 1, 2010 (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q (No. 000-30205) filed with the Commission on February 8, 2010).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

24.1	Power of Attorney.